Exhibit 99.1

LTX Announces Fourth Quarter and Fiscal Year Results

    WESTWOOD, Mass.--(BUSINESS WIRE)--Aug. 26, 2004--LTX Corporation (Nasdaq: LTXX), a leading provider of semiconductor test solutions, today announced financial results for its fourth quarter and fiscal year ended July 31, 2004. The operating results for the quarter were at the high end of Company guidance.
    Sales for the quarter were $80,434,000, up from $70,333,000 in the third quarter, with net income of $8,896,000, or $0.14 per share. Net income for the third fiscal quarter was $4,306,000, or $0.07 per share. Sales were $33,654,000 for the fourth quarter of fiscal year 2003 and net loss was $(81,531,000), or $(1.61) per share. New orders for the fourth quarter were $66 million, down 15% from the prior quarter and up 64% from the fourth quarter last fiscal year. There were no customer cancellations during the quarter.
    For the twelve-month period ended July 31, 2004, sales were $255,801,000 compared to $119,449,000 in the preceding fiscal year. Net income was $1,961,000, or $0.03 per share. For the prior fiscal year, net loss was $(145,068,000), or $(2.92) per share.
    Roger W. Blethen, chairman and chief executive officer of LTX commented, "We met our financial and operating targets for the quarter including generating higher revenues and higher net income. While overall orders were lower than anticipated, we saw a much broader mix of customers contributing to the total, including five different companies that each represented greater than 10% of orders during the quarter."
    Mr. Blethen continued, "During the fiscal year, we achieved several strategic objectives: we moved to volume production on two second-generation Fusion systems, gained share in the subcontract test market, demonstrated the operating leverage of our business model and strengthened our balance sheet.
    As we enter fiscal year 2005, LTX believes it is entering a period where the current growth cycle has stalled for the industry. Although we cannot predict the magnitude and duration of this pullback, we believe our business model allows us maximum flexibility to respond to changing conditions, whichever direction the business cycle follows."

    First Quarter 2005 Outlook

    For the quarter ending October 31, 2004, revenue is expected to be in the range of $54 million to $57 million, with gross margin at approximately 38%. The loss per share is projected to be in the range of $(0.07) to $(0.10) assuming 61.1 million average shares outstanding. This guidance does not include any provisions for unusual charges.
    The Company will conduct a conference call today, August 26, 2004, at 4:30 PM EDT to discuss this release. The conference call will be simulcast via the LTX web site (www.ltx.com). Audio replays of the call can be heard through September 8, 2004 via telephone by dialing 888-286-8010, passcode 93953995 or by visiting our web site at www.ltx.com.

    "Safe Harbor" Statement: This press release contains forward-looking statements within the Private Securities Litigation Reform Act of 1995. Any statements contained in this press release that relate to prospective events or developments, including, without limitation, statements regarding our revenue, margin, earnings guidance and the business cycle, are deemed to be forward-looking statements. Words such as "believes," "anticipates," "plans," "expects," "projects," "forecasts," "will" and similar expressions are intended to identify forward-looking statements. There are a number of important factors and risks that could cause actual results or events to differ materially from those indicated by these forward-looking statements. Such risks and factors include, but are not limited to, the risk of fluctuations in sales and operating results, risk related to the timely development of new products, options and software applications, as well as the other factors described under "Business Risks" in LTX's most recently filed annual report on Form 10-K and in our most recently filed quarterly report on Form 10-Q filed with the Securities and Exchange Commission. We disclaim any intention or obligation to update any forward-looking statements.

    LTX Corporation (Nasdaq: LTXX) is a leading supplier of test solutions for the global semiconductor industry. Fusion, LTX's patented, scalable, single-platform test system, uses innovative technology to provide high-performance, cost-effective testing of system-on-a-chip, mixed signal, RF, digital and analog integrated circuits. Fusion addresses semiconductor manufacturers' economic and performance requirements today, while enabling their technology roadmap of tomorrow. LTX's web site is www.ltx.com.
    LTX and Fusion are registered trademarks and enVision++ is a trademark of LTX Corporation.



                            LTX CORPORATION

                      CONSOLIDATED BALANCE SHEET

                            (In thousands)


                                                  July 31,    July 31,
                                                    2004        2003
                                                 ---------   ---------
  ASSETS
  Current assets:
      Cash and cash equivalents                   $95,112     $73,167
      Marketable securities                       149,601      63,416
      Accounts receivable - trade                  32,961      12,033
      Accounts receivable - other                  11,494       5,192
      Inventories                                  69,220      66,852
      Prepaid expense                               9,828      10,989
                                                 ---------   ---------

           Total current assets                   368,216     231,649

  Property and equipment, net                      71,329      73,443
  Goodwill and other intangible assets             15,763      14,764
  Other assets                                      4,256       5,040
                                                 ---------   ---------

                                                 $459,564    $324,896
                                                 =========   =========

  LIABILITIES AND STOCKHOLDERS' EQUITY
  Current liabilities:
      Notes payable                                    $-     $19,459
      Current portion of long-term debt               321       1,262
      Accounts payable                             37,438      13,380
      Deferred revenues and customer advances       3,520       4,738
      Deferred gain on leased equipment             6,852      10,350
      Other accrued expenses                       27,183      26,555
                                                 ---------   ---------

           Total current liabilities               75,314      75,744
                                                 ---------   ---------


  Long-term debt, less current portion            150,000     150,064
  Stockholders' equity                            234,250      99,088
                                                 ---------   ---------

                                                 $459,564    $324,896
                                                 =========   =========





                            LTX CORPORATION

                 CONSOLIDATED STATEMENT OF OPERATIONS

            (In thousands, except earnings per share data)



                              Three Months Ended   Twelve Months Ended
                                    July 31,            July 31,
                               ------------------ --------------------
                                 2004      2003      2004       2003
                               -------- --------- --------- ----------

 Net sales                     $80,434   $33,654  $255,801   $119,449

 Cost of sales                  45,717    26,821   154,672     97,368

 Inventory related provision         -    48,483         -     48,483
                               -------- --------- --------- ----------

     Gross profit (loss)        34,717   (41,650)  101,129    (26,402)

 Engineering and product
  development expenses          17,446    15,675    67,655     66,088


 Selling, general and
  administrative expenses        7,815     6,240    28,037     27,321

 In-process research
  and development                    -    16,100         -     16,100

 Reorganization costs                -     1,103         -      6,696
                               -------- --------- --------- ----------

     Income (Loss) from
      operations                 9,456   (80,768)    5,437   (142,607)

 Interest income
  (expense), net                  (560)     (763)   (3,476)    (2,461)
                               -------- --------- --------- ----------

 Net income (loss)              $8,896  $(81,531)   $1,961  $(145,068)
                               ======== ========= ========= ==========


 Net income (loss) per share
     Basic                       $0.15    $(1.61)    $0.04     $(2.92)
     Diluted                     $0.14    $(1.61)    $0.03     $(2.92)

 Weighted average shares:
     Basic                      60,830    50,575    55,927     49,614
     Diluted                    62,073    50,575    58,057     49,614

    CONTACT: LTX Corporation
             Mark Gallenberger, 781-467-5417
             mark_gallenberger@ltx.com
             www.ltx.com